UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _____ )

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Pluristem Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PLURISTEM THERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 17, 2009

You are hereby notified that the annual meeting of stockholders of Pluristem Therapeutics Inc., or the Company, will be held on the 17th day of December 2009 at 5:00 p.m., local time, at our offices, Matam Advanced Technology Park Building No. 20, Haifa, Israel, 31905, for the following purposes:

1.     To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.     To approve an amendment to the amended Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 30,000,000 shares, par value $0.00001 per share to 100,000,000 shares, par value $0.00001 per share; and

3.     To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

        The Board of Directors has fixed the close of business on November 20, 2009, as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

        Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

        INTERNET AVAILABILITY OF PROXY MATERIALS

        This notice of meeting, the proxy statement, annual report and proxy card are available at http://pluristem.com/asm.asp.

By order of the Board of Directors, Yaky Yanay, Chief Financial Officer and Secretary

November 23, 2009

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

PLURISTEM THERAPEUTICS INC.
Matam Advanced Technology Park
Building No. 20
Haifa, Israel, 31905

PROXY STATEMENT

INTRODUCTION

        This proxy statement and the accompanying proxy are being mailed by Pluristem Therapeutics Inc., or the Company, to the holders of record of the Company’s outstanding shares of Common Stock, $0.00001 par value per share, or Common Stock, commencing on or about November 23, 2009. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of stockholders of the Company, or the Meeting, to be held on the 17th day of December 2009 at 5:00 p.m. local time, at our offices, Matam Advanced Technology Park Building No. 20, Haifa, Israel, 31905 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

        The Board has fixed November 20, 2009 as the record date for the Meeting. Only stockholders of record on November 20, 2009, or the Record Date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On November 20, 2009, there were issued and outstanding 18,502,750 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

        The Company’s Bylaws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of stockholders entitled to vote at least thirty three and one third percent (33 1/3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy. The affirmative vote of the holders of a majority of the votes present in person or represented by proxy is required for the election of each of the director nominees, for the amendment of our amended Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares, and for the approval of any other business which may properly be brought before the Meeting or any adjournment or postponement thereof. A majority means that such actions require more than 50% of the votes cast to be approved.

        All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and be voted as specified in the proxies or voting instructions. With regard to the election of directors, votes may be cast for or against particular director nominees, left blank or stockholders may abstain from voting for each nominee. Votes that are left blank will be voted FOR the election of the directors named on the proxy and the amendment of our amended Articles of Incorporation; abstentions are not considered “votes cast” and thus have no effect on the election of directors and the amendment to our Articles of Incorporation and thus have no effect on the election of directors or the amendment of our Article of Incorporation. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

        Abstentions may be specified on all proposals and will be counted as present for purposes of determining a quorum. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome. Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal. Brokers have discretion to vote on both the uncontested election of directors and the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock. Therefore, there will be no broker non-votes at the Meeting.

        Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

        On or about November 23, 2009, this proxy statement, together with the related proxy card, is being mailed, at our expense, to our stockholders of record as of the Record Date. Our annual report to our stockholders for the fiscal year ended June 30, 2009, or Fiscal 2009, including our financial statements, is being mailed, at our expense, together with this proxy statement to all of our stockholders of record as of the Record Date.  In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our annual report so that our record holders could supply these materials to our beneficial owners as of the Record Date.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

        Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

        At the Meeting, eight directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors.  In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees

        The following information is furnished with respect to the persons nominated for election as directors, all of these nominees are current members of our Board:

Name	Age	Present Principal Employer and Prior Business Experience

Zami Aberman	55	Mr. Aberman became our Chief Executive Officer and President in September 2005 and a director of the Company in November 2005. Mr. Aberman has served as our Chairman of the Board since April 2006, and between May 2007 and February 2009 he was Co-chairman with Mr. Mark Germain. He has 20 years of experience in marketing and management in the hi-tech industry. He held Chief Executive and Chairman positions in companies in Israel, the United States, Europe, Japan and Korea. Mr. Aberman operated within high-tech global companies in the fields of automatic optical inspection, network security, video over IP, software, chip design and robotic markets. Mr. Aberman serves as the chairman of Rose Hitech Ltd., a private investment company; as the chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., a private company engaged in data management. Before serving in those positions he served, between 2002 and 2005, as the President and CEO of Elbit Vision Systems, a public company traded on the OTCBB market (EVSNF.OB) which supplies inspection systems for the microelectronic industry.

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel. Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

Name	Age	Present Principal Employer and Prior Business Experience

Israel Ben-Yoram*	49	Mr. Ben-Yoram became a director of the Company in January 2005. He has been a director and partner in the accounting firm of Mor, Ben-Yoram and Partners in Israel since 1985. In addition, since 1992, Mr. Ben-Yoram has been a shareholder and has served as the head director of Mor, Ben-Yoram Ltd., a private company in Israel in parallel to the operation of Mor, Ben-Yoram and Partners. This company provides management services, economic consulting services and other professional services to businesses.

		Mr. Ben-Yoram received a B.A. in accounting from the University of Tel Aviv, an M.A. in Economics from the Hebrew University of Jerusalem, an LLB and an MBA from Tel Aviv University and an LLM from Bar Ilan University.

Isaac Braun*	56	Mr. Braun became a director of the Company in July, 2005. Mr. Braun is a business veteran with entrepreneurial, industrial and manufacturing experience. He is a co-founder and has been a board member of several hi-tech start-ups in the areas of e-commerce, security, messaging, search engines and biotechnology. Mr. Braun is involved with advising private companies on raising financing and business development.

Mark Germain	58	Mr. Germain became a director of the Company in May 2007. Between May 2007 and February 2009, Mr. Germain served as Co-Chairman of our Board. For more than five years, Mr. Germain has been a merchant banker serving primarily the biotech and life sciences industries. He has been involved as a founder, director, Chairman of the Board of, and/or investor in, over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions. He graduated from New York University School of Law in 1975, Order of the Coif, and was a partner in a New York law firm practicing corporate and securities law before leaving in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company sold in 1991. In addition to being Co-Chairman of the Company, Mr. Germain is a director of the following publicly traded companies: Stem Cell Innovations, Inc., ChromaDex, Inc., Omnimmune Corp. and Collexis Holdings, Inc. He is also a co-founder and director of a number of private companies in the biotechnology field.

Hava Meretzki	40	Ms. Meretzki became a director of the Company in October, 2003. Ms. Meretzki is an attorney and is a partner in the law firm of Meretzki - Tavor in Haifa, Israel. Ms. Meretzki specializes in civil, trade and labor law and is presently Vice-Chairman for the National Council of the Israel Bar Association. Ms. Meretzki is a member of the committee that nominates legal advisers for Israeli governmental companies.

		Ms. Meretzki received a Bachelors Degree in Law from the Hebrew University in 1991 and was admitted to the Israel Bar Association in 1993.

Name	Age	Present Principal Employer and Prior Business Experience

Nachum Rosman*	63	Mr. Rosman became a director of the Company in October 2007. In 1999, Mr. Rosman founded Talecity Ltd., a movie production company, and has since been serving as its Chief Financial Officer. In addition he provides management and consulting services to startup companies in the financial, organizational and human resource aspects of their operations. Mr. Rosman also serves as a director at several privately held companies. Throughout his career, Mr. Rosman held Chief Executive and Chief Financial Officer positions in Israel, the United States and England. In these positions he was responsible, among other things, for finance management, fund raising, acquisitions and technology sales.

		Mr. Rosman holds a B.Sc. in Management Engineering and an M.Sc. in Operations Research from the Technion, Haifa, Israel. Mr. Rosman also participated in a Ph.D. program in Investments and Financing at the Tel Aviv University, Israel.

Doron Shorrer*	56	Mr. Shorrer became a director of the Company in October, 2003. Mr. Shorrer also serves as a director with other companies: AIG Israel Insurance Company Ltd., Omer Insurance Mutual Fund, Fund training of employees of the Israel Electric Company LTD, and the Gold bond group and B. Yair - a construction company, both companies that are trading at the Tel-Aviv Stock Exchange. Between 2002 and 2004 he was Chairman of the Boards of Phoenix Insurance Company, one of the largest insurance companies in Israel, and of Mivtachim Pension Benefit Group, the largest pension fund in Israel. Prior to serving in these positions, Mr. Shorrer held senior positions that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the board of directors of "Nechasim" of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; Co-Founder and director of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy. Among many areas of expertise, Mr. Shorrer formulates, implements and administers business planning in the private and institutional sector in addition to consulting on economic, accounting and taxation issues to a large audience ranging from private concerns to government ministries.

		Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant (ISR).

Shai Pines	56	Mr. Pines became a director of the Company in December 2008. Mr. Pines is a lawyer admitted to practice law in the State of Israel since 1981. He is a partner with, and heads the Commercial and International Transactions Department of, the Israeli law firm of Hamburger Evron & Co. Since 2000 Mr. Pines served as a member of the Supervisory Board of Globe Trade Centre SA (GTC), a Polish company, which is traded on the Warsaw Stock Exchange, and from 2000 to 2005 as a member of the Supervisory Board of GTC International BV, a Dutch private company. Mr. Pines is also a member of the Board of Governors of the Law Faculty of the Tel-Aviv University since 2006. Mr. Pines holds an MBA degree from Kellogg School of Management, Northwestern University, & the Leon Recanati Graduate School of Business Administration, Tel-Aviv University and an LL.B. degree from Tel-Aviv University.

*	The Board determined that this director is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and NASDAQ Stock Market, or NASDAQ, rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

Required Vote

        The affirmative vote of the holders of a majority of the votes present in person or represented by proxy is required for the election of each of the director nominees.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 – AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

        The Company’s amended Articles of Incorporation, or the Amended Articles, presently authorize the Company to issue 30,000,000 shares of Common Stock, par value $0.00001 per share and 10,000,000 shares of Preferred Stock, par value $0.00001 per share.

        The Board has unanimously approved, and unanimously recommends that the stockholders of the Company approve, a proposal to amend Article FOURTH of our Amended Articles to increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares. The full text of Article FOURTH of the Articles of Incorporation as proposed to be amended by this proposal is as follows:

“The aggregate number of shares which the corporation shall have authority to issue is: (i) One Hundred Million (100,000,000) shares of Common Stock, par value $0.00001 each (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.00001 each, which may be issued in one or more series at the discretion of the Board of Directors (the “Preferred Stock”). The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statues.”

Reasons for and Effect of the Proposed Amendment

        The Amended Articles presently authorize the Company to issue 30,000,000 shares of Common Stock, par value $0.00001 per share, and 10,000,000 shares of Preferred Stock, par value $0.00001 per share. The Company has not issued any shares of Preferred Stock. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of the Company and that it will provide the Company with available shares which may be used for various corporate purposes, including equity financings, acquisitions, stock dividends, stock splits, equity awards and convertible debt, in each case as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. Although the Company believes that we will need to raise additional funds by way of equity sales in the near future, except for existing warrants and options, the Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares.

Effect on our Shareholders

        The increase in the authorized number of shares of Common Stock would allow for the possibility of substantial dilution of our current stockholders, although no dilution will occur as a direct result of the increase in the number of our authorized shares, except in the event that part of, or all of, the Restricted Securities (as defined below under “Interests of Our Management in the Proposal”) are exercised or converted. The degree of any dilution that would occur following the issuance of any additional shares of Common Stock would depend upon the number of shares of stock that are actually issued in the future, which cannot be determined at this time.  Issuance of a large number of additional shares could significantly dilute the our existing stockholders.

Effect on the possibility of Change in Control with respect to the Company

        The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control because our Board would have the ability to issue additional shares of Common Stock in response to any such attempt.  We are not aware at this time of any attempt to acquire control of the Company, and no decision has been made as to whether any or all newly authorized but unissued shares of stock would be issued in response to any attempt of that kind.

Interests of Our Management in the Proposal

        In order to enable the Company to have a sufficient number of authorized but not issued or reserved shares of Common Stock required to consummate a public offering we completed in October 2009, our executive officers and certain directors have agreed, per the Company’s request and for no consideration, not to exercise, convert, sell or transfer securities they own that are convertible into the Company’s shares of Common Stock, or the Restricted Securities, until notified by the Company that its authorized share capital has been increased. Upon approval of the proposed resolution to increase the Company’s share capital, the restriction such executive officers and directors voluntarily undertook will be abolished. Other than that, none of our directors or executive officers has any financial or other personal interest in the amendment to our Amended Articles pursuant to this proposal.

Required Vote

        The affirmative vote of the holders of a majority of the votes present in person or represented by proxy is required for the amendment of the Amended Articles.

The Board recommends a vote FOR the proposal to amend the Company’s Amended Articles.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board of Directors

        The Board held 13 meetings during Fiscal 2009. Throughout this period, each member of our Board who was a director in Fiscal 2009 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held during the period for which such person has served as a director, and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served, except for Mark Germain. Our Board has two standing committees: the Compensation Committee and the Audit Committee.

        Compensation Committee. The members of our Compensation Committee are Doron Shorrer, who serves as the Chairman of such committee, Nachum Rosman and Israel Ben-Yoram. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and NASDAQ rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Compensation Committee include:

—	Reviewing, negotiating and approving, or recommending for approval by our Board, the salaries and incentive compensation of our executive officers;

—	Administering our equity based plans and making recommendations to our Board with respect to our incentive-compensation plans and equity-based plans; and

—	Periodically reviewing and making recommendations to our board with respect to director compensation.

Our Compensation Committee held two meetings during Fiscal 2009.

        Audit Committee. The members of our Audit Committee are Doron Shorrer, who serves as the Chairman of such committee, Nachum Rosman and Israel Ben-Yoram. Our Board has determined that Israel Ben-Yoram is an “audit committee financial expert” as defined by SEC rules and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the NASDAQ rules and regulations. The Audit Committee operates under a charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Audit Committee include:

—	Appointing, compensating and retaining our registered independent accounting firm;

—	Overseeing the work performed by any independent accounting firm;

—	Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

—	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

        Our Audit Committee held six meetings during Fiscal 2009.

        Nominating/Corporate Governance; Director Candidates. The Company does not have a Nominating Committee or Corporate Governance Committee or any committees of a similar nature, nor any charter governing the nomination process. Our Board does not believe that such committees are needed for a company our size. However, our independent directors will consider stockholder suggestions for additions to our Board.

        All directors nominees to the Board are selected and recommended to the Board by a majority of independent directors of the Company. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our independent directors will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  No particular criteria will be a prerequisite or will be assigned a specific weight.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        The Company has never received communications from stockholders recommending individuals to any of our independent directors. Therefore we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders. In Fiscal 2009, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Mr. Doron Shorrer, one of our independent directors and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.  Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Shorrer considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our Board should address such communications to: Pluristem Therapeutics, Inc., c/o Doron Shorrer, at the address on the first page of this proxy statement.

ATTENDANCE AT SPECIAL AND ANNUAL STOCKHOLDER MEETINGS

        We encourage our directors to attend our special and annual stockholders meetings.

EXECUTIVE COMPENSATION

The following table shows the compensation paid to the following persons for Fiscal 2009 and the fiscal year ended June 30, 2008. We do not have executive officers besides our Chief Executive Officer and our Chief Financial Officer, nor did we during Fiscal 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($) (1)		Stock-based Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Zami Aberman Chief Executive Officer	2009	247,918	(3)	332,380	0		0		580,298
	2008	312,565	(3)	412,051	41,287	(6)	0		765,903

Yaky Yanay Chief Financial Officer (4)	2009	140,974		159,057	0		19,220	(5)	319,251
	2008	168,475		245,268	28,945	(6)	21,982	(5)	464,670

(1)    Salary payments which were made in New Israeli Shekels, or NIS, were translated into US$ at the then current exchange rate for each payment.

(2)     The dollar value recognized for the stock-based awards was determined in accordance with ASC 718 (originally issued as SFAS 123(R) “Share-Based Payment”). Assumptions used in the calculations for these amounts are included in Note 2(i) to our consolidated financial statements for Fiscal 2009 included in our Annual Report on Form 10-K.

(3)     Includes $16,757, and $15,463 paid to Mr. Aberman as compensation for services as a director in 2009 and 2008, respectively.

(4)     On November 10, 2008, Mr. Yanay received 1,600 warrants in connection with participating in an equity investment in the Company in May 2007. The warrants vested immediately, exercisable at $1.90 per share for two years. Such securities are not reflected in the table above.

(5)     Represents cost to us in connection with the car made available to Mr. Yanay. The Company also pays the tax associated with this benefit which is part of the amount in the Salary column in the table above.

(6)     Consists of amounts paid in connection with the successful closing of investment transactions in the Company.

        We have the following written agreements and other arrangements concerning compensation with our executive officers:

(a)	In September 2005, the Company entered into a consulting agreement, or the Consulting Agreement, as amended in September 2006, March 2007 and August 2008. Under the current terms of the Consulting Agreement, Mr. Aberman received an amount in NIS that equals $20,000, and upon receipt of a clinical trial approval, the monthly consulting fee was increased to $25,000. The compensation above is paid in NIS, provided that the U.S. Dollar rate is not less than NIS 4.35 per $1.

Mr. Aberman’s engagement with us will not be for less than three (3) years from March 11, 2007. In addition, Mr. Aberman will be entitled to one and a half percent (1.5%) from amounts received by us from non diluting funding (not including grants by the Israeli Office of Chief Scientist, or the OCS) and strategic deals.

As of July 2009, and upon initiation of our clinical trial, Mr. Aberman’s compensation increased to $25,000 (before the voluntary reduction discussed below). In addition, Mr. Aberman is entitled once a year to receive an additional amount that equals the monthly consulting fee. All amounts above are paid plus value added tax.

During November 2008 until April 2009, Mr. Aberman participated in a voluntary reduction of 25% of the monthly consulting fee he was entitled to receive, and a full reduction of the annual additional amount that equals the monthly consulting fee, in exchange for issuance of 133,036 shares of our Common Stock.

Starting May 2009, Mr. Aberman agreed to participate in another voluntary reduction of 15%, which will last 12 months, in exchange for 35,500 shares of our Common Stock.

(b)	In November 2006, the Company entered into an agreement with Yaky Yanay under which Mr. Yanay is paid 35,500 NIS per month. In addition, Mr. Yanay is entitled once a year to receive an additional amount that equals his monthly salary. Mr. Yanay is provided with a cellular phone and a Company car pursuant to the terms of his agreement. Mr. Yanay was entitled to a bonus of 1.4% from amounts received by us from non diluting funding (not including OCS grants) and strategic deals.

During November 2008 until April 2009, Mr. Yanay participated in a voluntary reduction of 25% of his salary, in exchange for the issuance of 45,000 shares of our Common Stock. Starting May 2009, Mr. Yanay agreed to participate in another voluntary reduction of 15% of his salary, which will last 12 months and a full reduction of his annual additional amount that equals his monthly salary, in exchange for 21,300 shares of Common Stock.

On September 23, 2009, the Compensation Committee approved an increase to Mr. Yanay’s monthly salary to 42,500 NIS. In addition, the bonus plan was amended and Mr. Yanay will be entitled to a 1% bonus of any non-diluting amounts received by the Company (excluding OCS grants), including strategic deals.

        We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, except for the following: (i) options issued to Zami Aberman fully vest upon a change of control, and in the event of termination of the Consulting Agreement, he will be entitled to 50% acceleration of all of his unvested options and to receive an adjustment fee that equals the monthly consulting fees multiplied by 3 plus the number of years the Consulting Agreement is in force from the second year, but in any event no more than nine years in the aggregate; (ii) the vesting of Yaky Yanay’ stock options and restricted stock shall accelerate as follows: (1) termination of his employment by the Company, will result in the acceleration of 100% of any unvested options and restricted stock and (2) termination of employment by resignation will result in the acceleration of 50% of any unvested options and restricted stock; and (iii) Yaky Yanay may be entitled, under Israeli law and practice, to a severance payment that equals a month’s salary for each twelve-month period of employment with the Company.

Pension, Retirement or Similar Benefit Plans

        There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options or restricted shares at the discretion of our Board in the future.

Outstanding Equity Awards at the End of Fiscal 2009

The following table presents the outstanding equity awards held as of June 30, 2009 by our executive officers:

Number of Securities Underlying Unexercised
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price($)	Option expiration date	Number of shares that have not vested (#)		Market value of shares that have not vested ($)

Zami Aberman	22,500	-		4.40	1/16/2016	-		-
	30,000	-		4.00	10/30/2016	-		-
	250,000	-		3.50	1/23/2017	-		-
	78,750	26,250	(1)	4.38	12/25/2017	-		-
	36,668	73,332	(2)	0.62	10/30/2018	-		-
	-	-		-	-	140,000	(5)	$191,800
	-	-		-	-	38,700	(6)	$53,019
Yaky Yanay*	46,876	15,624	(3)	4.38	12/25/2017	-		-
	12,500	-		4.00	9/17/2016	-		-
	50,000	-		3.50	1/23/2017	-		-
	18,334	36,666	(4)	0.62	10/30/2018	-		-
	-	-		-	-	70,000	(7)	$95,900
	-	-		-	-	21,300	(8)	$29,181

*The above securities do not include warrants received from participation in equity investments.

(1)	Options to purchase 26,250 shares will vest in 6 installments of 4,375 shares on July 26, 2009, August 26, 2009, September 26, 2009, October 26, 2009, November 26, 2009 and December 26, 2009.

(2)	Options to purchase 73,332 shares will vest in 7 installments of 4,584 shares on July 30, 2009, August 30, 2009, September 30, 2009, October 30, 2009, November 30, 2009, December 30, 2009 and January 30, 2010, and 6 installments of 4,583 shares on February 28, 2010, March 30, 2010, April 30, 2010, May 30, 2010, June 30, 2010 and July 30, 2010, and 3 installments of 4,582 shares on August 30, 2010, September 30, 2010 and October 30, 2010.

(3)	Options to purchase 15,624 shares will vest in 6 installments of 2,604 shares on July 26, 2009, August 26, 2009, September 26, 2009, October 26, 2009, November 26, 2009 and December 26, 2009.

(4)	Options to purchase 36,666 shares will vest in 10 installments of 2,292 shares on July 30, 2009, August 30, 2009, September 30, 2009, October 30, 2009, November 30, 2009, December 30, 2009, January 30, 2010, February 28, 2010, March 30, 2010 and April 30, 2010, and 6 installments of 2,291 shares on May 30, 2010, June 30, 2010 and July 30, 2010, August 30, 2010, September 30, 2010 and October 30, 2010.

(5)	140,000 restricted shares that will vest in one installment of 35,000 shares on August 12, 2009, 6 installments of 5,834 shares on September 12, 2009, October 12, 2009, November 12, 2009, December 12, 2009, January 12, 2010, February 12, 2010, and 12 installments of 5,833 shares on March 12, 2010 and April 12, 2010, May 12, 2010, June 12, 2010, July 12, 2010, August 12, 2010, September 12, 2010, October 12, 2010, November 12, 2010, December 12, 2010, January 12, 2011 and February 12, 2011.

(6)	38,700 restricted shares that will vest in one installment of 19,350 shares on November 11, 2009, 6 installments of 3,225 shares on December 12, 2009, January 12, 2010, February 12, 2010, March 12, 2010 and April 12 2010 and May 12, 2010.

(7)	70,000 restricted shares that will vest in one installment of 17,500 shares on August 12, 2009, 12 installments of 2,917 shares on September 12, 2009, October 12, 2009, November 12, 2009, December 12, 2009, January 12, 2010, February 12, 2010, March 12, 2010 and April 12, 2010, May 12, 2010, June 12, 2010, July 12, 2010, August 12, 2010, and 6 installments of 2,916 shares on September 12, 2010, October 12, 2010, November 12, 2010, December 12, 2010, January 12, 2011, February 12, 2011.

(8)	21,300 restricted shares that will vest in one installment of 10,650 shares on November 11, 2009, 6 installments of 1,775 shares on December 12, 2009, January 12, 2010, February 12, 2010, March 12, 2010 and April 12 2010 and May 12, 2010.

Aggregated Option/Exercises in Fiscal 2009 and Year End Option/Values

        During Fiscal 2009, no stock options were exercised by our executive officers.

Long-Term Incentive Plans-Awards in Fiscal 2009

        We have no long-term incentive plans, other than an option plan from 2003 and an incentive equity award plan from 2005 that was amended and restated on January 21, 2009.

COMPENSATION OF DIRECTORS

Director Compensation Table for Fiscal 2009

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Stock-based Awards ($) (1)	Total ($)

Mark Germain	68,654	75,694	144,348
Nachum Rosman	15,389	62,894	78,283
Doron Shorrer	15,306	62,894	78,200
Hava Meretzki	14,895	62,894	77,789
Isaac Braun	15,753	62,894	78,647
Israel Ben-Yoram	17,208	62,894	80,102
Shai Pines	6,417	45,874	52,291

(1)	The dollar value recognized for the stock-based awards was determined in accordance with ASC 718 (originally issued as SFAS 123(R) “Share-Based Payment”). Assumptions used in the calculations for these amounts are included in Note 2(i) to our consolidated financial statements for Fiscal 2009 included in our Annual Report on Form 10-K.

        We provide the following compensation for directors: annual compensation of 10,000; meeting participation fees of $750 per in-person meeting; and for meeting participation by telephone, $350 per meeting. The dollar rate will not be less then 4.25 dollar per NIS. Starting November 2008, the directors participated in a voluntary reduction of 25% on their monthly fee in exchange for issuance of shares of our Common Stock.

        Mr. Germain was entitled to receive a consulting fee of $10,000 per month from March 11, 2007 until February 12, 2009 (before reductions). Since February 12, 2009, Mr. Germain has been entitled to the same director fee as the other directors.

        During Fiscal 2009 we paid a total of $153,623 to directors as compensation. This amount does not include compensation to Zami Aberman in his capacity as a director which is reflected in the Summary Compensation Table for Fiscal 2009 above. As of June 30, 2009, the directors (not including Zami Aberman) held 1,103,797 options and restricted shares of which 679,495 were exercisable or vested, as the case may be. The vesting of Directors’ stock options and restricted stock accelerate in the following circumstances: (1) termination of a director’s position by the stockholders will result in the acceleration of 100% of any unvested options and restricted stock, and (2) termination of a director’s position by resignation will result in the acceleration of 50% of any unvested options and restricted stock.

        Other than as described in the preceding two paragraphs, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than as indicated in this proxy statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal 2009.

        On September 23, 2009, the Compensation Committee approved an aggregate bonus of 2.5% for our 7 non-executive directors from any non-diluting amounts received by the Company (not including OCS grants), including strategic deals.

EXECUTIVE OFFICERS

        The following table identifies our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since

Zami Aberman	55	Chief Executive Officer, President, Director and Chairman of the Board of Directors	September 26, 2005 November 21, 2005 April 3, 2006

Yaky Yanay	38	Chief Financial Officer and Secretary	November 1, 2006

Business Experience

        The following is a brief account of the education and business experience of each executive officer (except for Mr. Zami Aberman, whose background is described above under the caption “Principal Employment and Experience of Director Nominees”) during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which they were employed.

Yaky Yanay	Prior to joining us, Mr. Yanay was the Chief Financial Officer of Elbit Vision System Ltd. (EVSNF.OB), a company engaged in automatic optical inspection. Mr. Yanay holds a bachelor's degree with honors in business administration and accounting from the college of management studies in Rishon Le Zion, Israel and is a Certified Public Accountant in Israel.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal 2009, all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for Fiscal 2009; (2) discussed with Kost, Forer, Gabbay & Kassierer, a member of Ernst & Young Global, or E&Y, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2009, for filing with the SEC.

By the Audit Committee of the Board of Directors of Pluristem Therapeutics Inc. Doron Shorrer, Chairman Nachum Rosman Israel Ben-Yoram

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has retained E&Y, as our independent registered public accounting firm for Fiscal 2009. E&Y performed the audit of our financial statements since inception. Neither E&Y nor any of its directors has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors. We do not expect to have a representative of E&Y to attend the Meeting. The following table summarizes the fees E&Y billed for the last two fiscal years:

	Twelve months ended on June 30, 2009	Twelve months ended on June 30, 2008

Audit Fees	$40,000	$50,000

Audit-Related Fees	None	None

Tax Fees	$13,250	$12,724

All Other Fees	$19,135	$2,535

Total Fees	$72,385	$65,259

Audit Fees. These fees were comprised of professional services rendered in connection with the audit of our consolidated financial statements for our annual report on Form 10-K and the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q that are customary under auditing standards generally accepted in the United States.

Tax Fees. These fees relate to our tax compliance and tax planning.

All Other Fees. These fees were comprised of fees relating to a transfer pricing study and fees relating to the preparation and filing of an application with the OCS and ongoing advice in executing the approved applications.

Pre-Approval Policies and Procedures

SEC rules require that before E&Y is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

    1.        approved by our Audit Committee; or

    2.        entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

        The Audit Committee pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

        The Audit Committee has considered the nature and amount of fees billed by E&Y, and believes that the provision of services for activities unrelated to the audit is compatible with maintaining E&Y’s independence.

        None of the audit-related fees billed in Fiscal 2009 and during the twelve months ended June 30, 2009 related to services provided under the de minimis exception to the SEC’s Audit Committee pre-approval requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer, principal shareholder holding at least 5% of our Common Stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the years ended June 30, 2008 and June 30, 2009, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last two completed fiscal years.

STOCKHOLDER PROPOSALS

        Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by July 16, 2010.

        Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by October 1, 2010.

        If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of, October 31, 2009 (unless provided herein otherwise), with respect to holdings of our Common Stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date; (2) each of our directors, which includes all nominees; (3) each of our executive officers; and (4) all of our directors and our current executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares (1)		Percentage

Directors and Named Executive Officers

Zami Aberman Chief Executive Officer, Chairman of the Board, President and Director	686,536	(2)	3.6%

Shai Pines Director	16,453		*

Hava Meretzki Director	104,542	(3)	*

Doron Shorrer Director	126,106	(4)	*

Israel Ben-Yoram Director	106,126	(5)	*

Isaac Braun Director	103,273	(6)	*

Nachum Rosman Director	73,100	(7)	*

Mark Germain Director	348,850	(8)	1.9%

Yaky Yanay Chief Financial Officer and Secretary	282,987	(9)	1.5%

Directors and Executive Officers as a group (9 persons)	1,847,973	(10)	10%

5% Shareholders

Merina Overseas Ltd Goldman Sachs International Christchurch Court | 10 - 15
Newgate Street London EC1A 7HD	1,266,667	(11)	6.7%

Bangor Holdings Ltd.
Wickham’s Cay, Road Town,Tortola, British Virgin Islands	2,790,000	(12)	14.2%

* = less than 1%

(1) Based on 18,499,003 shares of Common Stock issued and outstanding as of October 31, 2009. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or rights to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes options to acquire 467,088 shares.

(3) Includes options to acquire 82,589 shares.

(4) Includes options to acquire 104,153 shares.

(5) Includes options to acquire 81,673 shares.

(6) Includes options to acquire 81,320 shares.

(7) Includes options to acquire 51,147 shares.

(8) Includes options to acquire 294,897 shares.

(9) Includes options to acquire 176,394 shares and warrants to acquire 21,600 shares.

(10) Includes options to acquire 1,317,661 shares and 21,600 warrants.

(11) This information is based on a report from American Stock Transfer and Trust Company, LLC, the Company’s transfer agent dated October 31, 2009 and includes warrants to purchase 500,000 shares.

(12) This information is based on a report from American Stock Transfer and Trust Company, LLC, the Company’s transfer agent dated October 31, 2009 and includes warrants to purchase 1,200,000 shares.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at 011-972-74-710-7171.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer and Secretary

Haifa, Israel
November 23, 2009

PLURISTEM THERAPEUTICS INC.

ANNUAL MEETING OF THE STOCKHOLDERS

DECEMBER 17, 2009

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURISTEM THERAPEUTICS INC.

The undersigned stockholder of Pluristem Therapeutics Inc. (the “Company”) hereby appoints Zami Aberman and Yaky Yanay, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of stockholders of the Company (the “Stockholders Meeting”) to be held at the Company’s offices at Matam Advanced Technology Park Building No. 20, Haifa, Israel, 31905 on Thursday, December 17, 2009, at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy Card is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each nominee in Proposal 1 and “FOR” the amendment in Proposal 2.

PLEASE VOTE, DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE PRESIDING DIRECTORS LISTED BELOW AND “FOR” PROPOSAL 2.

1.	Proposal 1 - Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the stockholders and until his or her successor is elected and qualified or his earlier resignation or removal:

Zami Aberman	For	☐	Against	☐	Abstain	☐
Israel Ben-Yoram	For	☐	Against	☐	Abstain	☐
Isaac Braun	For	☐	Against	☐	Abstain	☐
Mark Germain	For	☐	Against	☐	Abstain	☐
Hava Meretzki	For	☐	Against	☐	Abstain	☐
Shai Pines	For	☐	Against	☐	Abstain	☐
Nachum Rosman	For	☐	Against	☐	Abstain	☐
Doron Shorrer	For	☐	Against	☐	Abstain	☐

2.	Proposal 2 – To approve an amendment to the amended Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 30,000,000 shares, par value $0.00001 per share to 100,000,000 shares, par value $0.00001 per share:

For	☐	Against	☐	Abstain	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders Meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT ☐

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Note:  Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership, please sign in full partnership name by an authorized person.

Signature: ___________________________________________________	Date: ___________________________________________
Print Name of Stockholder: ______________________________________
Print Name of Signer: ___________________________________________
Print Title of Signer: ___________________________________________
Number of shares of Common Stock: _______________________________

Signature: ___________________________________________________	Date: ___________________________________________
Print Name of Stockholder: ______________________________________
Print Name of Signer: ___________________________________________
Print Title of Signer: ___________________________________________
Number of shares of Common Stock: _______________________________